Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2024, relating to the consolidated financial statements of IRIDEX Corporation, which appears in the Annual Report on Form 10-K of IRIDEX Corporation for the year ended December 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

September 5, 2024